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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 9, 2003

                         WESTERN POWER & EQUIPMENT CORP.
             (Exact name of registrant as specified in its charter)


   DELAWARE                        000-26230                     91-1688446
(State or other                   (Commission                  (IRS Employer
jurisdiction of                   File Number)               Identification No.)
 incorporation)


                  6407-B N.E. 117th Avenue, Vancouver, WA 98662
          (Address of principal executive offices, including zip code)

                                 (360) 253-2346
              (Registrant's telephone number, including area code)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     On May 1, 2003, Western Power & Equipment Corp. (the "Company") dismissed Grassi & Co., CPA's, P.C. ("Grassi") as its independent certified public accountants. Grassi did not issue any reports on the financial statements of the Company during its tenure as the Company's independent certified public accountants. Grassi was previously engaged as the Company's independent certified public accountants on December 13, 2002. >From December 13, 2002 through and including May 1, 2003, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

     On May 1, 2003, upon receipt of approval of the audit committee of its Board of Directors, the Company engaged Marcum & Kleigman LLP to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through May 1, 2003, the Company did not consult with Marcum & Kleigman LLP on any accounting or auditing issues.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits

          Exhibit 1 - Letter from Grassi dated May 8, 2003


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 9, 2003

                                     WESTERN POWER & EQUIPMENT CORP.


                                     By: /s/ C. Dean Mclain
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                                     Name: C. Dean Mclain
                                     Title: President